UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2018

HANCOCK WHITNEY CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hancock Whitney Plaza 2510 14th Street Gulfport, Mississippi		39501
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (228) 868-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01         Other Events.

On July 26, 2018, the Board of Directors (the “Board”) of Hancock Whitney Corporation (the “Company”) declared a 12.5% increase in the regular third quarter 2018 cash dividend.  The annual cash dividend payable increased to a rate of $1.08 per share compared with the previous dividend of $0.96 per share.  The quarterly cash dividend of $0.27 per share is payable September 14, 2018 to shareholders of record as of September 5, 2018.  The Company has paid uninterrupted quarterly dividends to shareholders since 1967.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

               (d)         Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

July 27, 2018	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer